                                                                     Exhibit 4.9

                                                               EXECUTION VERSION



                           COLLATERAL AGENCY AGREEMENT

                         DATED AS OF SEPTEMBER 22, 2005

                                      AMONG

                         INSIGHT HEALTH SERVICES CORP.,
                     INSIGHT HEALTH SERVICES HOLDINGS CORP.
                                       AND
                        THE SUBSIDIARY GUARANTORS LISTED
                          ON THE SIGNATURE PAGES HEREOF

                         U.S. BANK NATIONAL ASSOCIATION
                              AS INDENTURE TRUSTEE

                                       AND

                         U.S. BANK NATIONAL ASSOCIATION,
                               AS COLLATERAL AGENT

                               TABLE OF CONTENTS*

                                    ARTICLE I
                                   DEFINITIONS

Section 1.01. Definitions..................................................   1
Section 1.02. Rules of Interpretation......................................   4

                                   ARTICLE II
                 OBLIGATIONS AND POWERS OF THE COLLATERAL AGENT

Section 2.01. Appointment of the Collateral Agent..........................   4
Section 2.02. Actions under Collateral Documents...........................   4
Section 2.03. Instructions of Directing Noteholders........................   5
Section 2.04. Certain Actions under the Collateral Documents...............   5
Section 2.05. Other Actions by the Collateral Agent........................   6
Section 2.06. Nature of Duties.............................................   6
Section 2.07. No Obligations Imposed.......................................   6
Section 2.08. Inspection...................................................   7

                                   ARTICLE III
                         ACTIONS BY NOTEHOLDERS; VOTING

Section 3.01. Directing Noteholders Defined................................   7
Section 3.02. Exceptional Decisions........................................   7
Section 3.03. Certificates of the Trustee..................................   8
Section 3.04. Calculations Binding.........................................   8

                                   ARTICLE IV
            EXERCISE OF REMEDIES; APPLICATION OF COLLATERAL PROCEEDS

Section 4.01. General Limitation on Exercise of Remedies...................   8
Section 4.02. Notices of Events of Default.................................   8
Section 4.03. Notices of Acceleration......................................   8

----------
*    The Table of Contents is not a part of the Collateral Agency Agreement.

Section 4.04. Remedies.....................................................   8
Section 4.05. No Inconsistent Actions......................................   8
Section 4.06. Application of Proceeds......................................   8
Section 4.07. Credit Bid Rights............................................   9

                                    ARTICLE V
               CERTAIN OBLIGATIONS ENFORCEABLE BY THE LOAN PARTIES

Section 5.01. Release of Liens.............................................   10
Section 5.02. Delivery of Copies to the Trustee............................   10
Section 5.03. Collateral Agent Not required to Make Filings or
                 Recordations..............................................   10
Section 5.04. No Actions to Address Exceptions.............................   11

                                   ARTICLE VI
                              THE COLLATERAL AGENT

Section 6.01. No Implied Duty..............................................   11
Section 6.02. Appointment of Co-Agents and Sub-Agents......................   11
Section 6.03. Other Agreements.............................................   11
Section 6.04. Solicitation of Instructions.................................   11
Section 6.05. Limitation of Liability......................................   11
Section 6.06. Documents in Satisfactory Form...............................   12
Section 6.07. Entitled to Rely.............................................   12
Section 6.08. Events of Default............................................   12
Section 6.09. Actions by Collateral Agent..................................   12
Section 6.10. Security or Indemnity in Favor of the Collateral Agent.......   12
Section 6.11. Resignation or Removal of the Collateral Agent...............   13
Section 6.12. Appointment of Successor Collateral Agent....................   13
Section 6.13. Succession...................................................   13

                                   ARTICLE VII
                                  MISCELLANEOUS

Section 7.01. Amendment....................................................   13
Section 7.02. Further Assurances...........................................   14
Section 7.03. Successors and Assigns.......................................   14
Section 7.04. Delay and Waiver.............................................   15
Section 7.05. Notices......................................................   15
Section 7.06. Entire Agreement.............................................   16
Section 7.07. Compensation and Expenses....................................   16
Section 7.08. Indemnity....................................................   17
Section 7.09. Obligations Secured..........................................   18
Section 7.10. Severability.................................................   18
Section 7.11. Governing Law; Submission to Jurisdiction....................   18
Section 7.12. Waiver of Right to Trial by Jury.............................   19
Section 7.13. Section Titles...............................................   19
Section 7.14. Counterparts; Effectiveness..................................   19

SCHEDULES:

Schedule 2.02 - Issue Date Collateral Documents

EXHIBITS:

Exhibit A - Form of Security Agreement
Exhibit B - Form of Pledge Agreement

          This Collateral Agency Agreement (this "AGREEMENT") is entered into as of September 22, 2005 among INSIGHT HEALTH SERVICES HOLDINGS CORP., a Delaware corporation ("HOLDINGS"), INSIGHT HEALTH SERVICES CORP. ("INSIGHT"), the other Guarantors party hereto, U.S. BANK NATIONAL ASSOCIATION, as Trustee for the Noteholders under the Indenture (as defined below) (together with its successor or successors in such capacity, the "TRUSTEE"), and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent (together with its successor or successors in such capacity, the "COLLATERAL AGENT").

          InSight intends to issue Senior Secured Floating Rate Notes due 2011 (together with any Additional Notes (as defined in the Indenture) and any Exchange Notes (as defined in the Indenture), and as amended, restated, supplemented or modified from time to time, the "SENIOR SECURED NOTES") pursuant to an Indenture dated as of the date hereof (as amended, restated, supplemented or modified from time to time and including any agreement extending the maturity of, refinancing or otherwise restructuring all or any portion of the obligations of InSight under such Indenture or any successor agreement, the "INDENTURE") among InSight and U.S. Bank National Association, as Trustee (together with its successor or successors in such capacity, the "TRUSTEE"). The obligations of InSight under and in respect of the Senior Secured Notes will be guaranteed by Holdings, each of the parties listed on the signature pages hereto as "Subsidiary Guarantors" and all other direct and indirect wholly-owned domestic subsidiaries of Holdings (collectively, the "SUBSIDIARY GUARANTORS") and together with Holdings, "GUARANTORS"). Holdings, InSight, and the Subsidiary Guarantors are herein referred to individually as a "LOAN PARTY" and, collectively, as the "LOAN PARTIES."

          The Indenture requires the Loan Parties to secure their obligations under the Senior Secured Notes through the grant of a first lien security interest in the Collateral (subject to Permitted Liens). The Indenture further requires that such security interests in the Collateral be granted pursuant to security documents to a collateral agent acting for the benefit of the holders from time to time of the Senior Secured Notes.

          The Loan Parties and the Collateral Agent will enter into a Security Agreement, a Pledge Agreement and certain other Collateral Documents referred to therein securing the Senior Secured Notes and all related obligations. This Agreement sets forth the terms on which the Collateral Agent has undertaken to accept, hold and enforce such security interests and all related rights, interests and powers as agent for, and for the benefit exclusively of, the present and future holders of the Senior Secured Notes.

          Accordingly, in consideration of the mutual agreements set forth herein, the Trustee and the Collateral Agent hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          Section 1.01. Definitions. Capitalized terms defined in the introductory paragraphs hereof have the respective meanings provided for therein. Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Indenture. In addition, as used in this Agreement, the following terms have the following meanings:

          "ACCOUNT CONTROL AGREEMENT" has the meaning set forth in the Security Agreement.

          "AFFILIATE" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "AGREEMENT" means this Collateral Agency Agreement, as amended, modified or supplemented from time to time.

          "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day which banking institutions in New York, New York or San Francisco, California or at a place of payment are authorized by law, regulation or executive order to remain closed.

          "COLLATERAL" means all of the property which is subject or is purported to be subject to the Liens granted by the Collateral Documents.

          "COLLATERAL AGENT" means U.S. Bank National Association, as collateral agent, and its successor or successors in such capacity.

          "COLLATERAL DOCUMENTS" means, collectively, this Agreement, the Security Agreement, the Pledge Agreement, the Account Control Agreements, each Perfection Certificate (as defined in the Security Agreement) and all other pledges, agreements, financing statements, filings or other documents that grant or evidence the Lien in the Collateral in favor of the Collateral Agent for the benefit of the Finance Parties, as they may be amended from time to time.

          "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

          "DEBTOR RELIEF LAWS" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law or foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

          "DIRECTING NOTEHOLDERS" means at any time Noteholders holding more than 50% of the then aggregate outstanding principal amount of the Senior Secured Notes (including, without limitation, Noteholders providing consents obtained in connection with a tender offer or exchange offer for, or purchase of, Senior Secured Notes).

          "EVENT OF DEFAULT" means an "EVENT OF DEFAULT" as defined in the Indenture.

          "EXCEPTIONAL DECISIONS" has the meaning set forth in Section 3.02.

          "FINANCE PARTY" means any of the Collateral Agent, the Trustee, any Noteholder, and any Indemnitee (as defined in the Security Agreement) and "FINANCE PARTIES" means two or more of them collectively.

          "INSOLVENCY PROCEEDING" means (i) any voluntary or involuntary case or proceeding under any Debtor Relief Law with respect to any Loan Party, (ii) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, with respect to any Loan Party or with respect to any of their respective assets, (iii) any liquidation, dissolution, reorganization or winding up of any Loan Party, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy and (iv) any assignment for the benefit of Noteholders or any other marshaling of assets and liabilities of any Loan Party.

          "NOTE DOCUMENTS" means the Indenture, the Senior Secured Notes and the Registration Rights Agreement related thereto and the Collateral Documents, in each case including all exhibits and schedules thereto, and all other agreements, documents and instruments relating to the Senior Secured Notes, in each case as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.

          "NOTEHOLDERS" means the holders from time to time of the Senior Secured Notes.

          "OFFICER'S CERTIFICATE" has the meaning set forth in Section 5.01.

          "PLEDGE AGREEMENT" means the Pledge Agreement, substantially in the form of Exhibit B hereto, dated as of the date hereof among the Loan Parties and the Collateral Agent, as the same may be amended, modified or supplemented from time to time.

          "PROCEEDS" has the meaning specified for such term in the Uniform Commercial Code as in effect from time to time in the State of New York.

          "RESPONSIBLE OFFICER" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer or secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

          "SECURITY AGREEMENT" means the Security Agreement, substantially in the form of Exhibit A hereto, dated as of the date hereof among the Loan Parties and the Collateral Agent, as the same may be amended, modified or supplemented from time to time.

          "SUBSIDIARY" has the meaning set forth in the Indenture.

          "TRUST INDENTURE ACT" means Trust Indenture Act of 1939, as amended, and rules and regulations promulgated thereunder and interpretations thereof.

          "UNIFORM COMMERCIAL CODE" or "UCC" has the meaning specified in the Security Agreement.

          Section 1.02. Rules of Interpretation. Terms defined in the introductory paragraphs hereof and the definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Wherever the context may require, any pronouns shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless otherwise stated herein or the context shall otherwise require. Unless otherwise expressly provided herein, the word "day" means a calendar day.

                                   ARTICLE II
                 OBLIGATIONS AND POWERS OF THE COLLATERAL AGENT

          Section 2.01. Appointment of the Collateral Agent. The Collateral Agent is hereby appointed by the Trustee as collateral agent hereunder, and the Collateral Agent hereby agrees to act as Collateral Agent pursuant to the terms of this Agreement. The Trustee on behalf of itself and on behalf of the Noteholders directs the Collateral Agent to enter into the Collateral Documents listed on Schedule 2.02.

          Section 2.02. Actions under Collateral Documents. The Collateral Agent hereby irrevocably undertakes and agrees, on the terms and conditions set forth in this Agreement, to act as agent for the benefit exclusively of the present and future Noteholders and any other holders from time to time of the Note Obligations and in such capacity to accept, hold, administer and enforce all collateral security at any time delivered to it by any Loan Party as security for the Note Obligations and all rights, interests and powers at any time granted or enforceable in respect of such collateral security under the Collateral Documents listed on Schedule 2.02 and, subject to Section 7.01(b), all other Collateral Documents, or applicable law. Without limiting the generality of the foregoing, the Collateral Agent agrees that it will, as agent for the benefit exclusively of the present and future Noteholders and the other holders from time to time of the Note Obligations, but subject to the terms and conditions hereof:

          (i) enter into the Collateral Documents, receive, hold, administer and enforce the security interests granted to it thereunder, perform its obligations thereunder and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it thereunder or pursuant thereto or in connection therewith;

          (ii) take all lawful and commercially reasonable actions that it may deem necessary or advisable to protect or preserve its interest in the Collateral;

          (iii) maintain control over the Collateral Accounts, if any, established by any of the Loan Parties, pursuant to the Account Control Agreements related thereto;

          (iv) deliver and receive notices pursuant to the Collateral Documents;

          (v) sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including an insurance beneficiary or a loss payee) with respect to the Collateral and its other interests, rights, powers and remedies;

          (vi) remit to the Trustee, as required by Section 4.07 all cash proceeds received by the Collateral Agent from the collection, foreclosure or enforcement of its interest in the Collateral or any of its other interests, rights, powers or remedies;

          (vii) subject to Section 3.02 and Section 7.01(b), amend the Collateral Documents as from time to time authorized and directed by the Directing Noteholders, and amend the Collateral Documents as required by
     Section 3.02(d); and

          (viii) release any Lien granted to it by any Collateral Document upon any Collateral if and as required by Section 2.04 and Section 5.01.

          The Collateral Agent is irrevocably authorized and empowered to enter into and perform its obligations under, and to protect, perfect, exercise and enforce its interest, rights, powers and remedies, in each case under and pursuant to the Collateral Documents and applicable law and to act as set forth in this Article II or as requested in any lawful directions given to it from time to time in respect of any matter by the Directing Noteholders.

          The Loan Parties acknowledge and consent to the undertakings of the Collateral Agent set forth in this Article II, and agree to each of the other provisions of this Agreement applicable to them.

          Section 2.03. Instructions of Directing Noteholders. Subject to the terms and conditions of this Agreement, the Collateral Agent shall follow the instructions of the Directing Noteholders from time to time conveyed to it by the Trustee, subject to and consistent with the Collateral Agent's rights and obligations expressed in the Collateral Documents and in accordance with applicable law. No direction given to the Collateral Agent (whether given by the Directing Noteholders through the Trustee, by the Trustee, or otherwise by any Person) which imposes, or purports to impose, upon the Collateral Agent any obligation not set forth in this Agreement or any other Collateral Document shall be binding upon the Collateral Agent unless the Collateral Agent elects, at its sole option, to accept direction (i) pursuant to the instructions of the Directing Noteholders or (ii) from the Trustee. No instruction of the Directing Noteholders shall be effective to impose any obligation or liability upon the Trustee, unless it is a signatory party thereto.

          Section 2.04. Certain Actions under the Collateral Documents. Without limiting the provisions of Section 2.02, the Collateral Agent is hereby authorized and directed, and agrees for the benefit of the Loan Parties, without notice to or consent from any Noteholder: (i) to release (upon receipt of a written certification of a responsible officer of InSight that the Trustee has received all documents, if any, required by the Trust Indenture Act and the Indenture) one or more Loan Parties from their obligations under, and the Liens of, the Collateral Documents, and to release the Collateral or any portion thereof, as required by Section 7.11 of the Security Agreement, Section 8.11 of the Pledge Agreement or any other pertinent provision of any Note

Document; (ii) to receive or execute perfection certificates, control agreements and other Loan Party deliverables as contemplated by the Collateral Documents;
(iii) to release funds deposited in the Collateral Accounts established and maintained under the Security Agreement as required by Section 2.06 of the Security Agreement; (iv) to make available to each Loan Party any Instrument or Certificated Security pledged by such Loan Party for the purposes set forth in, and as required by, Section 4.01 of the Pledge Agreement; and (v) to deliver such instruments as may be required from time to time to enable each Loan Party to exercise the voting and other rights which it is entitled to exercise under
Section 5.01(a)(i) of the Pledge Agreement.

          Section 2.05. Other Actions by the Collateral Agent. The Collateral Agent shall provide the Trustee with a copy of all notices received from the Loan Parties under the Collateral Documents. The Collateral Agent shall timely file Uniform Commercial Code continuation statements to continue the perfection of the security interests under the Collateral Documents. During any period when the Collateral Agent is exercising remedies against any Loan Party or the Collateral, the Collateral Agent shall furnish the Trustee with reports of its activities in connection therewith upon the occurrence of significant events and upon the request of the Trustee.

          Section 2.06. Nature of Duties. Except to the extent otherwise provided in Section 2.05, the duties of the Collateral Agent hereunder and under the Collateral Documents shall be ministerial and administrative in nature. The Collateral Agent shall not have by reason of this Agreement or the Collateral Documents a fiduciary or trust relationship with respect to the Trustee, any Noteholder or any other holder from time to time of Note Obligations, and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to imply such obligations or impose, upon the Collateral Agent, any obligations whatsoever arising under this Agreement, the Indenture or any Collateral Document, except as expressly set forth herein or in the Collateral Documents. For the limited purpose of holding and distributing or applying Proceeds of Collateral and Cash Equivalents, the Collateral Agent shall hold such Proceeds and Cash Equivalents in trust for the benefit of the Trustee in accordance with its rights provided for herein.

          Section 2.07. No Obligations Imposed. None of the Trustee, any Noteholder or any other holder of Note Obligations shall have: (i) except in connection with the instructions of the Directing Noteholders to which it is a signatory party, any responsibility or duty whatsoever in respect of the Collateral or the Collateral Documents or any other interest, right, power or remedy granted to or enforceable by the Collateral Agent, it being understood and agreed by the Collateral Agent and by each Loan Party that, except in connection with the instructions of the Directing Noteholders to which it is a signatory party, only the Collateral Agent shall be bound by, or liable for breach of, the obligations of the Collateral Agent set forth in or arising under the Collateral Documents, including all obligations imposed by law upon a secured party relating the protection, maintenance, release or enforcement of any security interest in any Collateral or any other interest, right, power or remedy of the Collateral Agent; or (ii) except in connection with the instructions of the Directing Noteholders to which it is a signatory party, any liability whatsoever for any act or omission of the Collateral Agent, whether or not constituting a breach of its undertaking and obligations under this Agreement or otherwise constituting wrongful conduct.

          Section 2.08. Inspection. The Collateral Agent will permit the Trustee or any Noteholder at any time or from time to time, during normal business hours, to inspect and copy any and all Collateral Documents and other documents, notices, certificates, instructions or communications received by the Collateral Agent in its capacity as such.

                                   ARTICLE III
                         ACTIONS BY NOTEHOLDERS; VOTING

          Section 3.01. Directing Noteholders Defined. Except with respect to Exceptional Decisions as defined in Section 3.02, all instructions to the Collateral Agent (including, without limitation, delivery of a notice of foreclosure, foreclosure and appointment of a receiver) shall be given by the Directing Noteholders to the Collateral Agent through the Trustee.

          Section 3.02. Exceptional Decisions. Certain circumstances set forth in Section 3.02(b) and (c) shall call for "EXCEPTIONAL DECISIONS", as such term is used herein, and instruction to the Collateral Agent in connection with such circumstances shall be effected as provided below:

          (a) Amendment of Collateral Documents. The Collateral Agent shall not agree to any amendment of the Collateral Documents except upon instructions given by the Directing Noteholders in accordance with Section 3.01; provided that no agreement of any Noteholder shall be required for (A) any amendment, modification or supplement to the Collateral Documents (1) to cure any ambiguity, typographical error, defect or inconsistency if such amendment, modification or supplement does not adversely affect the rights of the Noteholders or (2) pursuant to Section 9.01 of the Indenture or (B) such amendments to financing statements or other Collateral Documents as stated in the opinion provided in Section 2.02(iii); and provided, further, that any amendment to the provisions of the Collateral Documents that releases any Collateral shall be governed by Section 3.02(c).

          (b) Amendment of this Agreement. The Collateral Agent shall not agree to any amendment of this Agreement except upon instructions given by the Directing Noteholders in accordance with Section 3.01; provided that no agreement of any Noteholder shall be required for any amendment, modification or supplement to this Agreement (x) to cure any ambiguity, typographical error, defect or inconsistency if such amendment, modification or supplement does not adversely affect the rights of the Noteholders or (y) pursuant to Section 9.01 of the Indenture; and provided, further, that any amendment to the definition of "DIRECTING NOTEHOLDERS" and any amendment to Sections 3.01, 3.02, 4.06, 4.07 and 7.01 will require notice to the Collateral Agent by the Trustee of the concurrence of all of the Noteholders.

          (c) Release of All or Substantially All Collateral. The Collateral Agent shall not release all or substantially all Collateral from the lien and security interests created by the Collateral Documents except as expressly provided therein (including, without limitation, Section 7.11 of the Security Agreement and Section 8.11 of the Pledge Agreement) or in
     Article V hereof or except upon notice to the Collateral Agent by the Trustee of the concurrence of all of the Noteholders.

          (d) Amendments to Other Collateral Documents. Subject to Section 7.01(b), The Collateral Agent agrees for the benefit of the Loan Parties that it shall execute any amendment, modification or supplement to any Collateral Document approved in accordance with Article IX of the Indenture.

          Section 3.03. Certificates of the Trustee. Concurrently with any calculation of Directing Noteholders, the Trustee shall certify to the Collateral Agent the votes cast by the Noteholders.

          Section 3.04. Calculations Binding. All calculations regarding satisfaction of compliance with the definition of the Directing Noteholders shall be made by the Collateral Agent upon receipt of and in exclusive reliance upon the certificates described in Section 3.03, and shall be binding upon the Noteholders.

                                   ARTICLE IV
            EXERCISE OF REMEDIES; APPLICATION OF COLLATERAL PROCEEDS

          Section 4.01. General Limitation on Exercise of Remedies. The Trustee shall not be entitled to exercise any remedies directly under the Collateral Documents, but only by providing instructions to the Collateral Agent in accordance with this Agreement.

          Section 4.02. Notices of Events of Default. The Trustee shall notify the Collateral Agent if an Event of Default has occurred under (and as defined in) the Indenture of which it has actual knowledge and of the forbearance, waiver or other termination, if any, of such Event of Default.

          Section 4.03. Notices of Acceleration. If any Note Obligations are accelerated, the Trustee shall notify the Collateral Agent of such acceleration, certifying: (i) that such acceleration has occurred and (ii) the principal, interest, fees and other amounts owed by the Loan Parties (such certification being herein referred to as a "NOTICE OF ACCELERATION").

          Section 4.04. Remedies. Upon receipt by the Collateral Agent of a Notice of Acceleration from the Trustee or upon receipt by the Collateral Agent of notice of the commencement by or against one or more Loan Parties of an Insolvency Proceeding and subject to the provisions of this Agreement, including
Section 6.10, the Collateral Agent shall retain legal counsel acceptable to the Trustee and shall exercise such remedies under the Collateral Documents as it shall be instructed by the Directing Noteholders.

          Section 4.05. No Inconsistent Actions. The Trustee agrees to take no action in an Insolvency Proceeding with respect to any Loan Party or the Collateral which is inconsistent with the terms of this Agreement.

          Section 4.06. Application of Proceeds. In the event of the realization of Proceeds of any collection or disposition of Collateral pursuant to the exercise of remedies under the Collateral Documents, the Collateral Agent shall distribute such Proceeds to the specified Persons in the following order of priority:

          FIRST, to the payment of advances made and liabilities incurred by the Collateral Agent in order to protect the Liens granted by the Collateral Documents or the Collateral, with interest thereon at the rate that would then be applicable to the Senior Secured Notes, and the payment of all reasonable costs and expenses incurred by the Collateral Agent or Trustee in connection with the preservation, collection, foreclosure or enforcement of the Liens granted by the Collateral Documents or any interest, right, power or remedy of the Collateral Agent or in connection with the collection or enforcement of any of the Loan Obligations in any Insolvency Proceeding, including all reasonable fees and disbursements of attorneys, accountants, consultants, appraisers and other professionals engaged by the Collateral Agent or the Trustee and reasonable compensation of the Collateral Agent or the Trustee for services rendered in connection therewith;

          SECOND, to the payment of accrued and unpaid interest on the Senior Secured Notes;

          THIRD, to the payment of any due and unpaid premium, if any, in respect of the prepayment or payment of the Senior Secured Notes;

          FOURTH, to the payment of the due and unpaid principal of the Senior Secured Notes;

          FIFTH, to any remaining unpaid amounts of the Note Obligations; and

          SIXTH, to other Persons as their interests may appear or as instructed by a court of competent jurisdiction.

          No party hereto shall be entitled to a distribution on any lower priority pursuant to clauses FIRST through SIXTH above unless and until all higher priorities have been paid in full.

          Section 4.07. Credit Bid Rights.

          (a) If, during the continuance of an Event of Default, the Collateral Agent forecloses any of its Liens upon any Collateral, whether by public sale or private sale or judicial foreclosure or otherwise, and if directed by the Directing Noteholders to exercise its credit bid rights as provided in this
Section 4.07, the Collateral Agent, acting for and on behalf of the holders of Note Obligations, shall be entitled (to the fullest extent it may lawfully do so) to use and apply then due and payable Note Obligations as a credit on account of the purchase price payable by the Collateral Agent for any Collateral sold to the Collateral Agent at the corresponding foreclosure sale for all purposes related to bidding and making settlement or payment of the purchase price at such foreclosure sale.

          (b) If, in connection with or, during the continuance of an Event of Default, in anticipation of any foreclosure of any of the Collateral Agent's Liens upon any Collateral, Senior Secured Notes representing at least a majority in outstanding principal amount of Senior Secured Notes then outstanding are transferred to and registered in the name of a single transferee for purposes of facilitating or executing a bid for such Collateral at the corresponding foreclosure sale, such transferee shall be entitled (to the fullest extent it may lawfully do so) to use and apply all then due and payable Note Obligations outstanding to such transferee as a credit on account of the purchase price payable by such transferee for any Collateral sold to such transferee at such foreclosure sale, for all purposes related to bidding and making settlement or payment of the purchase price at such foreclosure sale, but only if all Noteholders consent thereto or if each Noteholder has been offered the opportunity to transfer to such transferee any or all of the Senior Secured Notes outstanding held by such Noteholder on terms equivalent to the most favorable terms offered by such transferee to any Noteholder for or in connection with any transfer of Senior Secured Notes to such transferee.

          (c) Each of the Loan Parties hereby grants, confirms and agrees to cooperate with and permit the exercise and enforcement of the rights set forth in this Section 4.07.

                                    ARTICLE V
               CERTAIN OBLIGATIONS ENFORCEABLE BY THE LOAN PARTIES

          Section 5.01. Release of Liens.

          (a) The Collateral Agent agrees for the benefit of the Loan Parties that if the Collateral Agent at any time receives a written certification signed by a Responsible Officer (an "OFFICER'S CERTIFICATE") stating that the Collateral Agent is permitted or required (x) by the Indenture, (y) by Section
7.11 of the Security Agreement or Section 8.11 of the Pledge Agreement or (z) pursuant to the instructions of the Directing Noteholders, to release any property of any Loan Party described in such Officer's Certificate from any Lien granted by a Collateral Document specified in such Officer's Certificate, accompanied by the proposed document or instrument releasing such Lien as to such property, then, subject to Article VI, the Collateral Agent will (upon receipt of a written certification of a Responsible Officer of InSight that the Trustee has received all documents, if any, required by the Trust Indenture Act and the Indenture) within three Business Days thereafter, release such Lien upon such property by executing (and if necessary acknowledging in recordable form) such proposed document or instrument reasonably requested by the Loan Parties and delivering it to the applicable Loan Party requesting the same. Any such document shall be without recourse to or warranty by the Collateral Agent or the other Finance Parties.

          (b) Any Collateral that is released automatically pursuant to Section
7.11 of the Security Agreement, Section 8.11 of the Pledge Agreement or any other Collateral Document shall be deemed to be automatically released under this Agreement without any action on the part of the Collateral Agent.

          Section 5.02. Delivery of Copies to the Trustee. The applicable Loan Party shall deliver to the Trustee requesting the same a copy of each Officer's Certificate delivered to the Collateral Agent pursuant to Section 5.01, together with copies of all documents delivered to the Collateral Agent with such Officer's Certificate. The Trustee shall not be obligated to take notice thereof or to act thereon.

          Section 5.03. Collateral Agent Not required to Make Filings or Recordations. The Collateral Agent is not required to file, register or record any instrument releasing or subordinating its security interest in any Collateral.

          Section 5.04. No Actions to Address Exceptions. Each Noteholder acknowledges that actions will not be taken to address the exceptions noted in
Section 3.04 of the Security Agreement and that the Collateral Agent may not have a perfected security interest with respect to the matters specified therein.

                                   ARTICLE VI
                              THE COLLATERAL AGENT

          Section 6.01. No Implied Duty. The Collateral Agent shall not have any duties or responsibilities except those expressly assumed by it in this Agreement and the other Collateral Documents and shall not be required to take any action which is contrary to applicable law or any provision of this Agreement or the other Collateral Documents. Where the Collateral Agent is permitted but not required to take any action pursuant to any Collateral Document, the Collateral Agent may take any such action but shall have no obligation to take any such action without the direction of the Directing Noteholders and the Collateral Agent shall not be liable to any party for not taking such action if the Directing Noteholders have not directed the Collateral Agent to take such action. The Collateral Agent makes no representation as to the existence, validity, value, genuineness, perfection, priority or the collectibility of any security or other document or other instrument held by or delivered to the Collateral Agent. The Collateral Agent shall not be called upon to advise any party as to the wisdom in taking or refraining to take any action with respect to the Collateral.

          Section 6.02. Appointment of Co-Agents and Sub-Agents. The Collateral Agent may employ agents and appoint sub-agents or co-collateral agents as it determines appropriate in the performance of its duties hereunder. The Collateral Agent will exercise reasonable care in selecting any such agent, sub-agent or co-collateral agent but shall not otherwise be responsible or liable for any act or omission of any such agent, sub-agent or co-collateral agent.

          Section 6.03. Other Agreements. The Collateral Agent has accepted and is bound by the Collateral Documents delivered to it as of the date of this Agreement and listed on Schedule 2.02 and, subject to Section 7.01(b) and this
Article VI, shall accept and be bound by all Collateral Documents delivered to it at any time after the date of this Agreement. The Collateral Agent shall not otherwise be bound by, or obligated to take cognizance of the provisions of, any agreement to which it is not a party, including the Indenture. The Collateral Agent shall not be responsible for compliance with the terms of any Note Document by any Loan Party and shall have no duty to monitor any such compliance.

          Section 6.04. Solicitation of Instructions. The Collateral Agent may at any time solicit confirmatory instructions, including from the Directing Noteholders or an order of a court of competent jurisdiction, as to any action which it may be requested or required to take, or which it may propose to take, in the performance of any of its obligations under this Agreement.

          Section 6.05. Limitation of Liability. The Collateral Agent shall not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any Collateral Document, except for its own gross negligence or willful misconduct.

          Section 6.06. Documents in Satisfactory Form. The Collateral Agent shall be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and upon substantive provisions reasonably satisfactory to it.

          Section 6.07. Entitled to Rely. The Collateral Agent may rely conclusively upon any certificate, notice or other document (including any electronic transmission) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons and need not investigate any fact or matter stated in any such document. The Collateral Agent may seek and rely upon any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by any Loan Party in compliance with the provisions of this Agreement or delivered to it by the Trustee as to the Noteholders whose action or consent is required for an instruction of Directing Noteholders, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. To the extent an officers' certificate or an opinion of counsel is required or permitted under this Agreement to be delivered to the Collateral Agent in respect of any matter, the Collateral Agent may rely conclusively on such officers' certificate or opinion of counsel as to such matter. The Collateral Agent may request an opinion of counsel, a certificate of a Responsible Officer, or both, at any time when it is required or requested to take any action (other than pursuant to Sections 2.04, 3,02, 5.01, and 6.03 hereof or any similar provision of any Collateral Document) hereunder or under any Collateral Document stating that such action is permitted or authorized pursuant to the terms hereof and of the Note Documents and that all conditions precedent to the taking of such action have been complied with and the Collateral Agent may rely conclusively on such officer's certificate or opinion of counsel with respect thereto.

          Section 6.08. Events of Default. The Collateral Agent shall not be required to inquire as to the occurrence or absence of any Event of Default under the Indenture or any other Note Document and shall not be affected by or required to act upon any notice or knowledge as to the occurrence of any Event of Default unless and until it receives a notice pursuant to Section 4.02.

          Section 6.09. Actions by Collateral Agent. As to any matter not expressly provided for by this Agreement, the Collateral Agent shall act or refrain from acting as directed by the Directing Noteholders and shall be fully protected in doing so.

          Section 6.10. Security or Indemnity in Favor of the Collateral Agent. The Collateral Agent shall not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity which it, in its discretion, deems sufficient against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action. The Loan Parties hereby jointly and severally agree to provide such security or indemnity to the Collateral Agent promptly upon request by the Collateral Agent therefor.

          Section 6.11. Resignation or Removal of the Collateral Agent. Subject to the appointment of a successor Collateral Agent as provided in Section 6.12 and the acceptance of such appointment by the successor Collateral Agent, (i) the Collateral Agent may resign at any time by giving not less than 45 days' notice of resignation to the Trustee and InSight, and (ii) the Collateral Agent may be removed at any time, with or without cause, pursuant to the instructions of the Directing Noteholders.

          Section 6.12. Appointment of Successor Collateral Agent. Upon any such resignation or removal, a successor Collateral Agent may be appointed by the Trustee or by the instructions of the Directing Noteholders with the consent of InSight. If no successor Collateral Agent shall have been so appointed and shall have accepted such appointment within 45 days after the predecessor Collateral Agent gave notice of resignation or was removed, the retiring Collateral Agent may appoint a successor Collateral Agent, or petition a court of competent jurisdiction for appointment of a successor Collateral Agent, which shall be a bank or trust company (i) authorized to exercise corporate trust powers, (ii) acceptable to the Trustee, (iii) having a combined capital and surplus of at least $50,000,000 and (iv) maintaining an office in New York, New York.

          Section 6.13. Succession. When the Person so appointed as successor Collateral Agent accepts such appointment:

          (i) such Person shall succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Agent, and the predecessor Collateral Agent shall be discharged from its duties and obligations hereunder, and

          (ii) the predecessor Collateral Agent, upon payment of all amounts owed to it, shall promptly transfer all Collateral within its possession or control to the possession or control of the successor Collateral Agent and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Agent to transfer to the successor Collateral Agent all Liens, interests, rights, powers and remedies of the predecessor Collateral Agent in respect of the Collateral or under the Collateral Documents. Thereafter the predecessor Collateral Agent shall remain entitled to enforce the immunities granted to it in this Article VI.

                                   ARTICLE VII
                                  MISCELLANEOUS

          Section 7.01. Amendment.

          (a) This Agreement may be amended or supplemented from time to time by the written agreement of the Loan Parties and the Collateral Agent, acting pursuant to the instructions of the Directing Noteholders if so required pursuant to Article III and in compliance with Section 3.02.

          (b) Notwithstanding anything contained herein or in any Collateral Document, any (x) Collateral Document entered into after the Issue Date that is not in the form attached to any Collateral Document entered into on the Issue Date or (y) amendment or supplement to any Collateral Document that, in each case, imposes any obligation upon the Collateral Agent not contemplated by this Agreement or the other Collateral Documents in effect on the Issue Date or adversely affects the rights of the Collateral Agent in its individual capacity will become effective only with the consent of the Collateral Agent in its individual capacity. The Collateral Agent shall promptly receive copies of all Collateral Documents executed after the Issue Date.

          Section 7.02. Further Assurances.

          (a) At any time or from time to time, each Loan Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as may be necessary or appropriate, and such other instruments, acts or things as the Collateral Agent may reasonably request, in order to assure and confirm that each Subsidiary required by the Indenture to guarantee payment of the Note Obligations has duly guaranteed payment of all the Note Obligations and that the Collateral Agent holds, for the exclusive benefit of all present and future holders of Note Obligations, duly created, enforceable and perfected first priority Liens (subject only to Permitted Liens (as defined in the Security Agreement)) upon all interests in Collateral at any time owned or acquired by the Loan Parties or any of such Subsidiary or as the Collateral Agent or the Trustee otherwise may reasonably request in order to carry out and give full effect to the intents and purposes of the Note Documents.

          (b) Upon request of the Collateral Agent at any time and from time to time, each of the Loan Parties will, and will cause each of its Subsidiaries to, promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents and take such other actions as shall be required or which the Collateral Agent may reasonably request to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, as contemplated by the Indenture and the Collateral Documents, upon the Collateral Agent for the exclusive benefit of the holders of the Note Obligations. If any Loan Party or such Subsidiary fails to do so, the Collateral Agent is hereby irrevocably authorized and empowered, with full power of substitution, to execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents and, subject to the provisions of the Collateral Documents, take such other actions in the name, place and stead of the Loan Parties or such Subsidiary, but the Collateral Agent will have no obligation to do so and no liability for any action taken or omitted by it in good faith in connection therewith.

          Section 7.03. Successors and Assigns.

          (a) This Agreement is legally binding upon and enforceable against the Collateral Agent. Except as provided in Section 6.02 or in any Collateral Document, the Person acting as Collateral Agent may not, in its individual capacity, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights shall be void. All obligations of the Collateral Agent hereunder shall inure to the benefit of, and be enforceable by, the Trustee and each present and future holder of Note Obligations, each of whom shall be entitled to enforce this Agreement as a third party beneficiary hereof, and all of their respective successors and assigns.

          (b) This Agreement is further binding upon each of the Loan Parties and their respective successors. No Loan Party may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights shall be void.

          (c) The obligations of the Collateral Agent set forth in Sections 5.01 and 5.02 of this Agreement shall also be enforceable by the Loan Parties directly affected by any breach thereof and their respective successors and assigns.

          Section 7.04. Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Collateral Documents shall impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy shall preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          Section 7.05. Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

          If to the Collateral Agent:

          If to the Trustee:

          If to any Loan Party:

          Each notice hereunder shall be in writing and may be personally served or sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to the Collateral Agent or the Trustee shall be effective unless and until received by its officer responsible for the administration of the transaction contemplated hereby. Each party may change its address for notice hereunder to any other location within the continental United States by giving written notice thereof to the other parties as set forth in this Section 7.05.

          Section 7.06. Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Agent set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

          Section 7.07. Compensation and Expenses. Each of the Loan Parties jointly and severally agrees to pay, promptly within 30 days following demand:

          (i) all reasonable out-of-pocket costs and expenses incurred in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Collateral Document or any consent, amendment, waiver or other modification relating thereto;

          (ii) all reasonable out-of-pocket fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Agent in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Collateral Documents or any consent, amendment waiver or other modification relating thereto and any other document or matter requested by one or more Loan Parties;

          (iii) all reasonable out-of-pocket costs and expenses of creating, perfecting, or releasing the Collateral Agent's security interests in the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums;

          (iv) all reasonable out-of-pocket costs of any opinion of counsel required hereby to be delivered to the Collateral Agent or requested by the Collateral Agent in connection herewith;

          (v) all other reasonable out-of-pocket costs and expenses incurred by the Collateral Agent in connection with the negotiation, preparation and execution of the Collateral Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of its rights or performance of its obligations by the Collateral Agent thereunder; and

          (vi) all costs and expenses incurred by the Collateral Agent in connection with the preservation, collection, foreclosure or enforcement of the Liens granted by the Collateral Documents or any interest, right, power or remedy of the Collateral Agent or in connection with the collection or enforcement of any of the Note Obligations or the proof, protection, administration or resolution of any claim based upon the Note Obligations in any Insolvency Proceeding, including all fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Agent or the Trustee.

          The agreements in this Section 7.07 shall survive repayment of the Senior Secured Notes.

          Section 7.08. Indemnity.

          (a) In addition to the payment of costs and expenses pursuant to
Section 7.07, whether or not the transactions contemplated hereby shall be consummated, each of the Loan Parties jointly and severally agrees to defend (subject to the Indemnitees' selection of counsel), indemnify, pay and hold harmless, the Collateral Agent and the Trustee and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and in each case their respective heirs, representatives, successors and assigns (each of the foregoing, an "INDEMNITEE") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, suits, judgments, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by, imposed on or asserted against such Indemnitee in connection with any investigation or administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or in any other way connected with the enforcement of any of the terms of, or the preservation of any rights hereunder ("INDEMNIFIED LIABILITIES"); provided, no Indemnitee shall be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

          (b) All amounts due under Section 7.08(a) shall be payable not later than 10 days after written demand therefor.

          (c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.08(a) may be unenforceable in whole or in part because they are violative of any law or public policy, each of the Loan Parties shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

          (d) No Loan Party shall ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent lawful) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Note Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each Loan Party hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          (e) No Finance Party shall ever assert any claim against the Collateral Agent each of its Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and in each case their respective heirs, representatives, successors and assigns, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent lawful) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Note Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each Finance Party hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          (f) The agreements in this Section 7.08 shall survive repayment of the Senior Secured Notes and all other amounts payable hereunder.

          Section 7.09. Obligations Secured. All obligations of the Loan Parties set forth in or arising under this Agreement shall be Note Obligations and are secured by all Liens granted by the Collateral Documents.

          Section 7.10. Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, shall not in any way be affected or impaired thereby.

          Section 7.11. Governing Law; Submission to Jurisdiction.

          (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION,
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          (b) Any legal action or proceeding with respect to this Agreement or any other Collateral Document may be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Loan Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each Loan Party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such court and any claim that any such proceeding brought in any such court has been brought in an inconvenient forum.

          (c) Each Loan Party hereby consents to process being served in any such suit, action or proceeding by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to Holdings' or such Loan Party's address referred to in Section 7.05, as the case may be. Each Loan Party agrees that such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and
(ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to it. Nothing in this Section
7.11 shall affect the right of the Collateral Agent or the Trustee to serve process in any manner permitted by law or limit the right of any of them to bring proceedings against one or more Loan Parties in the courts of any jurisdiction or jurisdictions.

          Section 7.12. Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY TERM LOAN DOCUMENT OR ANY NOTE DOCUMENT IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY NOTE DOCUMENT OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          Section 7.13. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement, except when used to reference such sections.

          Section 7.14. Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart thereof. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written or telephonic notification of such execution and authorization of delivery thereof.

                            [Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        INSIGHT HEALTH SERVICES CORP.


                                        By: /s/ Mitch C. Hill
                                            ------------------------------------
                                        Name: Mitch C. Hill
                                        Title: Executive Vice President and
                                               Chief Financial Officer


                                        INSIGHT HEALTH SERVICES HOLDINGS CORP.


                                        By: /s/ Mitch C. Hill
                                            ------------------------------------
                                        Name: Mitch C. Hill
                                        Title: Executive Vice President and
                                               Chief Financial Officer


                                        WILKES-BARRE IMAGING, L.L.C.

                                        By: InSight Health Corp., as the sole
                                            member and sole manager


                                        By: /s/ Mitch C. Hill
                                            ------------------------------------
                                        Name: Mitch C. Hill
                                        Title: Executive Vice President and
                                               Chief Financial Officer


                                        MRI ASSOCIATES, L.P.

                                        By: InSight Health Corp., as the general
                                            partner


                                        By: /s/ Mitch C. Hill
                                            ------------------------------------
                                        Name: Mitch C. Hill
                                        Title: Executive Vice President and
                                               Chief Financial Officer

                                        VALENCIA MRI, LLC
                                        ORANGE COUNTY REGIONAL PET CENTER -
                                        IRVINE, LLC
                                        SAN FERNANDO VALLEY REGIONAL PET
                                        CENTER, LLC

                                        By: InSight Health Corp., as the sole
                                            member


                                        By: /s/ Mitch C. Hill
                                            ------------------------------------
                                        Name: Mitch C. Hill
                                        Title: Executive Vice President and
                                               Chief Financial Officer


                                        PARKWAY IMAGING CENTER, LLC


                                        By: /s/ Marilyn U. MacNiven-Young
                                            ------------------------------------
                                        Name: Marilyn U. MacNiven-Young
                                        Title: Manager

                                        INSIGHT HEALTH CORP.
                                        OPEN MRI, INC.
                                        MAXUM HEALTH CORP.
                                        RADIOSURGERY CENTERS, INC.
                                        MAXUM HEALTH SERVICES CORP.
                                        DIAGNOSTIC SOLUTIONS CORP.
                                        MAXUM HEALTH SERVICES OF NORTH TEXAS,
                                        INC.
                                        MAXUM HEALTH SERVICES OF DALLAS, INC.
                                        NDDC, INC.
                                        SIGNAL MEDICAL SERVICES, INC.
                                        INSIGHT IMAGING SERVICES CORP.
                                        COMPREHENSIVE MEDICAL IMAGING, INC.
                                        COMPREHENSIVE MEDICAL IMAGING CENTERS,
                                        INC.
                                        COMPREHENSIVE MEDICAL IMAGING -
                                        BILTMORE, INC.
                                        COMPREHENSIVE OPEN MRI-EAST MESA, INC.
                                        TME ARIZONA, INC.
                                        COMPREHENSIVE MEDICAL IMAGING -FREMONT,
                                        INC.
                                        COMPREHENSIVE MEDICAL IMAGING-SAN
                                        FRANCISCO, INC.
                                        COMPREHENSIVE OPEN MRI-GARLAND, INC.
                                        IMI OF ARLINGTON, INC.
                                        COMPREHENSIVE MEDICAL IMAGING-
                                        FAIRFAX, INC.
                                        IMI OF KANSAS CITY, INC.
                                        COMPREHENSIVE MEDICAL IMAGING -
                                        BAKERSFIELD, INC.


                                        By: /s/ Mitch C. Hill
                                            ------------------------------------
                                        Name: Mitch C. Hill
                                        Title: Executive Vice President and
                                               Chief Financial Officer

                                        MAXUM HEALTH SERVICES CORP.


                                        By: /s/ Mitch C. Hill
                                            ------------------------------------
                                        Name: Mitch C. Hill
                                        Title: Executive Vice President and
                                               Chief Financial Officer


                                        By: /s/ Marilyn U. MacNiven-Young
                                            ------------------------------------
                                        Name: Marilyn U. MacNiven-Young
                                        Title: Executive Vice President,
                                               General Counsel and Secretary


                                        COMPREHENSIVE OPEN MRI-
                                        CARMICHAEL/FOLSOM, LLC
                                        SYNCOR DIAGNOSTICS SACRAMENTO, LLC
                                        SYNCOR DIAGNOSTICS BAKERSFIELD, LLC

                                        By: Comprehensive Medical Imaging, Inc.
                                            and Comprehensive Medical Imaging
                                            Centers, Inc., as the members


                                        By: /s/ Mitch C. Hill
                                            ------------------------------------
                                        Name: Mitch C. Hill
                                        Title: Executive Vice President and
                                               Chief Financial Officer


                                        PHOENIX REGIONAL PET CENTER-THUNDERBIRD,
                                        LLC

                                        By: Comprehensive Medical Imaging
                                            Centers, Inc., as the sole member


                                        By: /s/ Mitch C. Hill
                                            ------------------------------------
                                        Name: Mitch C. Hill
                                        Title: Executive Vice President and
                                               Chief Financial Officer


                                        MESA MRI
                                        MOUNTAIN VIEW MRI
                                        LOS GATOS IMAGING CENTER
                                        WOODBRIDGE MRI
                                        JEFFERSON MRI-BALA
                                        JEFFERSON MRI

                                        By: Comprehensive Medical Imaging, Inc.
                                            and Comprehensive Medical Imaging
                                            Centers, Inc., as the members


                                        By: /s/ Mitch C. Hill
                                            ------------------------------------
                                        Name: Mitch C. Hill
                                        Title: Executive Vice President and
                                               Chief Financial Officer

                                        U.S. BANK NATIONAL ASSOCIATION, as
                                        Trustee


                                        By: /s/ Jean Clarke
                                            ------------------------------------
                                        Name: Jean Clarke
                                        Title: Assistant Vice President


                                        U.S. BANK NATIONAL ASSOCIATION, as
                                        Collateral Agent


                                        By: /s/ Jean Clarke
                                            ------------------------------------
                                        Name: Jean Clarke
                                        Title: Assistant Vice President

                                                                       EXHIBIT A

                           FORM OF SECURITY AGREEMENT

                                                                       EXHIBIT B

                            FORM OF PLEDGE AGREEMENT